UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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EOS PETRO, INC.
(Name of Registrant as Specified in Its Charter)
__________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EOS PETRO, INC.
1999 Avenue of the Stars, Suite 2520
Los Angeles, California 90067
(310) 552-1555

April 30, 2015

To the Stockholders of Eos Petro, Inc.:

It is with great pleasure that I extend a cordial invitation to attend the Annual Meeting of Stockholders of Eos Petro, Inc. (OTCQB: EOPT), to be held on June 25, 2015 at 10 a.m., local time, at 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067, (310) 552-1555.

PLEASE NOTE that that the Annual Meeting will be held at the offices of Eos Petro, Inc., which are located in a secured building.  If you plan to the Annual Meeting in person, you will need to RSVP us on or before June 1, 2015 and advise us that you will be attending the Annual Meeting.  We will place your name on a list of persons who may be admitted to the Annual Meeting.  Only persons on the list will be admitted into the building to attend the Annual Meeting.  You also will be required to present a form of photo identification, such as a driver’s license, at the entrance in order to gain access to the building to attend the Annual Meeting.  If you do not RSVP us on or before June 1, 2015 and advise us that you will be attending the Annual Meeting in person, and further do not present a form of photo identification at the entrance, you will not be granted access to the facility in order to attend the Annual Meeting.

In order to RSVP for your attendance in person at the Annual Meeting, please contact our Chief Financial Officer, Nikolas Konstant, either by:

•	mail, addressed to:

Eos Petro, Inc.
1999 Avenue of the Stars, Suite 2520
Los Angeles, California 90067
Attn: Nikolas Konstant, Chairman and Chief Financial Officer, or

•	telephone, at (310) 552-1555, or

•	email, addressed to: nkonstant@eos-petro.com.

During the Annual Meeting, we will discuss each item of business described in the accompanying Notice of the 2015 Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials and the Annual Report to Stockholders on SEC Form 10-K/A for the fiscal year ended December 31, 2014, a copy of which is included with the Notice and the Proxy Statement.

This year, we are using the Internet as our primary means of furnishing proxy materials to stockholders.  Consequently, most stockholders will not receive paper copies of our proxy materials.  We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet.  The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.  This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.  For stockholders whose shares are registered in their own names, as an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card.  For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy materials, and instructions on how to vote via the Internet, in person or by mail.  For those stockholders who receive a paper proxy card, instructions for voting via the Internet, by telephone or by mail are set forth on the proxy card.  Voting by any of these methods will ensure your representation at the Annual Meeting.

References to “Eos”, the “Company”, “we”, “us” or “our” in this Notice and the accompanying Proxy Statement refer to Eos Petro, Inc. and its subsidiaries and affiliates, unless otherwise indicated.

We look forward to seeing you at the Annual Meeting.
Very truly yours,

/s/ Nikolas Konstant
Nikolas Konstant
Chairman of the Board of Directors

EOS PETRO, INC.
1999 Avenue of the Stars, Suite 2520
Los Angeles, California 90067
(310) 552-1555

April 30, 2015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 25, 2015

The Annual Meeting of Stockholders of Eos Petro, Inc. will be held on June 25, 2015, at 10 a.m., local time, at 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067, (310) 552-1555, for the following purposes:

1.
The election of the Board of Directors of Eos Petro, Inc. for a one year term expiring at the 2016 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. The Board of Directors has nominated Nikolas Konstant, Martin B. Oring, John R. Hogg, John Mitola, and Sudhir Vasudeva for election as Directors at the meeting.

2.	To provide a non-binding advisory vote approving our executive compensation program.

3.	To provide a non-binding advisory vote on the proposed timeline for seeking executive compensation advisory votes in the future.

4.	To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the year ending December 31, 2015.

5.	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on April 29, 2015 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting.  Each share of Eos common stock is entitled to one vote on all matters presented at the Annual Meeting.  A list of our stockholders will be made available at our principal executive offices at 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067, during ordinary business hours for ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.  For stockholders whose shares are registered in their own names, as an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card.  For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy materials, and instructions on how to vote via the Internet, in person or by mail.  For those stockholders who receive a paper proxy card, instructions for voting via the Internet, by telephone or by mail are set forth on the proxy card.  Voting by any of these methods will ensure your representation at the Annual Meeting.  The proxy is revocable by you at any time prior to its use at the Annual Meeting.

By Order of the Board of Directors

/s/ Nikolas Konstant
Nikolas Konstant
Chairman of the Board of Directors

Los Angeles, California
April 30, 2015

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1
PROPOSAL NO. 1 ELECTION OF BOARD DIRECTORS	6
PROPOSAL NO. 2 NON-BINDING ADVISORY VOTE APPROVING THE COMPANY'S EXECUTIVE COMPENSATION PROGRAM	10
PROPOSAL NO. 3 ADVISORY, NON-BINDING VOTE ON THE PROPOSED TIMELINE FOR SEEKING EXECUTIVE COMPENSATION ADVISORY VOTES IN THE FUTURE, FOR WHICH THE BOARD RECOMMENDS A 3-YEAR TIMELINE	11
PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	12
CORPORATE GOVERNANCE	13
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	17
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	18
DIRECTOR COMPENSATION	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
EXECUTIVE COMPENSATION	24
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	29
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	33
PRINCIPAL AUDITOR FEES AND SERVICES	34
OTHER MATTERS	35
HOUSEHOLDING OF PROXY MATERIALS	35
STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS	35
NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT	37
APPROVAL OF THE BOARD OF DIRECTORS	38

i

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2015

SOLICITATION

This Proxy Statement, being mailed to stockholders on or about May 16, 2015, is being sent to you by the Board of Directors of Eos Petro, Inc. (“Board of Directors”) in connection with our 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will take place at 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067, (310) 552-1555. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.  Please read it carefully.  Our website, which is still under construction and is not current, is http://www.eos-petro.com.

ABOUT THE ANNUAL MEETING

Q:           Who is soliciting my vote?

A:	Our Board of Directors is soliciting your vote at the Annual Meeting of Stockholders.

Q:           What is the purpose of the Annual Meeting?

A:	You will be voting on four proposals:

•	To elect five directors to the Board of Directors of Eos for one year terms expiring at the 2016 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

•	To provide a non-binding advisory vote approving our executive compensation program.

•	To provide a non-binding advisory vote on the proposed timeline for seeking executive compensation advisory votes in the future.

•	To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the year ending December 31, 2015.

We will also consider any other business that may properly come before the Annual Meeting.  In addition, management will report on our performance over the last fiscal year and, following the Annual Meeting, respond to questions from stockholders.

Q:	What are the Board of Directors’ recommendations?

A:	The Board of Directors recommends a vote:

•	FOR Proposal 1, the election of the five nominees for the Board of Directors.

•	FOR Proposal 2, the non-binding advisory vote approving our executive compensation program.

•	On Proposal No. 3, the advisory, non-binding vote on the proposed timeline for seeking executive compensation advisory votes in the future, the Board of Directors recommends a 3-year timeline.

•	FOR Proposal 4, the approval of the ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the year ending December 31, 2015.

Nikolas Konstant, our Chairman of the Board of Directors and Chief Financial Officer, controls approximately 68% of all outstanding votes, and he intends to vote his shares to approve of all the matters to be voted upon at the meeting that are described in this Proxy Statement, as recommended by the Board of Directors above.

Q:           Who is entitled to vote at the Annual Meeting?

A:
The Board of Directors set April 29, 2015 as the record date for the Annual Meeting (the “Record Date”).  All stockholders who owned Eos common stock at the close of business on April 29, 2015 may vote at the Annual Meeting, whether by attendance or otherwise.

Q:           How many votes do I have?

A:
You will have one vote for each share of common stock you owned at the close of business on the Record Date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Q:           Is cumulative voting permitted for the election of directors?

A:	No. You may not cumulate your votes for the election of directors.

Q:           What is the difference between holding shares as a stockholder of record and beneficial owner?

A:
Many stockholders of Eos hold their shares through a broker, bank or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Colonial Stock Transfer Co., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us.  As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.  We have enclosed a proxy card for you to use.

Beneficial Owner.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete and deliver a proxy from your broker, bank or nominee.  Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q.           How do I vote?

A.	Stockholder of Record.

Voting in person at the Annual Meeting.  For stockholders whose shares are registered in their own names, you may vote in person at the Annual Meeting.  If you choose to do so, please bring the enclosed proxy card and proof of identification.  Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Voting without attending the Annual Meeting.  As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card.  For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy materials, and instructions on how to vote via the Internet, in person or by mail.  For those stockholders who receive a paper proxy card, instructions for voting via the Internet, by telephone or by mail are set forth on the proxy card.  Those stockholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the Annual Meeting in the manner you direct.  In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR the non-binding advisory vote approving our executive compensation program (Proposal No. 2), FOR a 3-year timeline recommended by the Board of Directors in the non-binding advisory, advisory vote on the proposed timeline for seeking executive compensation advisory votes in the future (Proposal No. 3), and FOR the ratification of the appointment of Weinberg & Company, P.A.  as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal No. 4), and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Changing your vote after returning your proxy card.  You can revoke your proxy before it is exercised by: delivering written notice of revocation of the proxy to our Corporate Secretary prior to the Annual Meeting; executing and delivering a later dated proxy card to our Corporate Secretary; or attending and voting by ballot in person at the Annual Meeting.

Beneficial Owner.

Voting in person at the Annual Meeting.  If your shares are registered in the name of a bank or brokerage firm (your record holder), you may vote in person at the Annual Meeting by obtaining a signed “legal proxy” from the record holder (e.g., your broker, bank or nominee) prior to the meeting.

Voting without attending the Annual Meeting.  You will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions.  Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone.  If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.  Stockholders who have elected to receive the Proxy Statement electronically will be receiving an email with information on how to access stockholder information and instructions for voting.

Changing your vote after returning your proxy card.  You can revoke your proxy and submit new voting instructions by contacting your broker, bank or other nominee.  You may also vote at the Annual Meeting in person by following the instructions as described above in “Voting in person at the Annual Meeting”.

Q.	How do I obtain copies of proxy materials?

A:
In accordance with Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders.  Consequently, most stockholders will not receive paper copies of our proxy materials.  We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, and voting via the Internet.  The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.  This makes the proxy distribution process more efficient and less costly and helps conserve natural resources.  If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

WE WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2014, INCLUDING THE FINANCIAL STATEMENTS AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED.  REQUESTS AND INQUIRIES SHOULD BE ADDRESSED TO: EOS PETRO, INC. 1999 AVENUE OF THE STARS, SUITE 2520, LOS ANGELES, CALIFORNIA 90067, ATTN: CORPORATE SECRETARY.

Q.           How many votes can be cast by all stockholders?

A.
Each share of our common stock is entitled to one vote.  There is no cumulative voting.  We had 47,744,882 shares of common stock outstanding and entitled to vote on April 29, 2015, the Record Date.  There is no stockholder statutory right of appraisal or dissent with respect to any matters to be voted on at the Annual Meeting.

Q:           How many votes must be present to hold the Annual Meeting?

A:
A majority of the outstanding shares of common stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business.  This is called a “quorum.”  Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf.  Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum, but will not be counted as votes cast on such matters.

Q:           What are the voting requirements with respect to each of the proposals?

A:
Proposal 1 – Election of Board of Directors.  Directors are elected by a plurality of the votes cast.  This means that the individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected.  Nominees do not need to receive a majority to be elected.  If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated.  Your shares will be counted for purposes of determining whether there is a quorum, but it will have no effect on the election of those nominees.

Proposal 2 - Non-binding advisory vote approving our executive compensation program.  To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting.

Proposal 3 – Non-binding, advisory, vote on the proposed timeline for seeking executive compensation advisory votes in the future, for which the Board of Directors recommends a 3-year timeline.  This matter is being submitted to enable stockholders to express a preference as to whether future advisory votes on executive compensation should be held every year, every two years, or every three years.  Therefore, the provisions of our bylaws regarding the vote required to “approve” a proposal are not applicable to this matter. Abstentions and, if applicable, broker non-votes, will not be counted as expressing any preference.

Proposal 4 - Ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the year ending December 31, 2015.  To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting.

Nikolas Konstant, our Chairman of the Board of Directors and Chief Financial Officer, controls approximately 68% of all outstanding votes, and he intends to vote his shares to approve of all the matters to be voted upon at the meeting that are described in this Proxy Statement, as recommended by the Board of Directors above.

Q:           What if I do not vote for the items listed on my proxy card?

A:
If you hold shares in your name and you return your signed proxy card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors.  If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.  With respect to any other matter that properly comes before the Annual Meeting, the proxyholders will vote as recommended by our Board of Directors, or if no recommendation is given, in their own discretion.

If you are a beneficial owner and hold your shares in street name through a broker and do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

Under applicable rules, brokers who hold shares in street name for their customers which are the beneficial owners of those shares have the authority to only vote on certain “routine” items in the event that they have not received instructions from beneficial owners.  When a proposal is not a “routine” matter and a member broker has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm may not vote the shares on that proposal since it does not have discretionary authority to vote those shares on that matter.  A “broker non-vote” is submitted when a broker returns a proxy card and indicates that, with respect to particular matters, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matters.  “Broker non-votes” will be included for purposes of determining whether a quorum is present at the Annual Meeting but will not be counted as votes cast on any matter.

As a result:

•
Your broker will not have the authority to exercise discretion to vote your shares with respect to Proposals 1 (election of directors), 2 (non-binding, advisory vote approving the Company’s executive compensation program), and 3 (non-binding, advisory vote on the proposed timeline for seeking executive compensation advisory votes in the future, for which the Board of Directors recommends a 3-year timeline) because those proposals involve matters that are considered non-routine.

•	Your broker will have the authority to exercise discretion to vote your shares with respect to Proposal 4 (ratification of auditors) because that proposal involves matters that are considered routine.

Q:           What does it mean if I receive more than one proxy?

A:	It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy cards you receive.

Q:           Who can attend the Annual Meeting?

A:	All stockholders as of the Record Date, or their duly appointed proxies, may attend.

Q:           What do I need to bring to the Annual Meeting and when should I arrive?

A:
In order to be admitted to the Annual Meeting, a stockholder must present proof of ownership of our common stock on the Record Date.  If your shares are held in the name of a bank, broker or other holder of record, a brokerage statement or letter from a bank or broker is an example of proof of ownership.  Any holder of a proxy from a stockholder must present the proxy card, properly executed, to be admitted.  Stockholders and proxyholders must also present a form of photo identification such as a driver’s license.

The Annual Meeting will be held on June 25, 2015 at 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067.  Admission to the Annual Meeting will be limited.  In order to ensure that you are seated by the commencement of the Annual Meeting at 10 a.m., we recommend you arrive early.

Q:           Who pays for the proxy solicitation and how will our Board of Directors solicit votes?

A:
We will bear the expense of printing and mailing proxy materials.  In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email.  They will not be paid any additional compensation for such solicitation.  We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy material to beneficial owners of the shares.  We may reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

Q:           How do I find out the voting results?

A:
Preliminary voting results will be announced at the Annual Meeting, and the final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Q:           Who will oversee the voting results?

A:
Our outside corporate counsel, Jeffrey P. Berg, an attorney from Baker and Hostetler, LLP, will act as Inspector of Elections and oversee the voting results.  The Inspector of Elections will also determine the presence of a quorum.

Q:           Where can I find more information about Eos Petro, Inc.?

A:	Stockholders may obtain, without charge, copies of our SEC filings, including this Proxy Statement and Forms 10-K, 10-Q and 8-K by writing to the Corporate Secretary at the Company’s headquarters.

PROPOSAL NO. 1
ELECTION OF BOARD OF DIRECTORS

General

The accompanying proxy card, unless marked to the contrary, will be voted in favor of the election of Nikolas Konstant, Martin B. Oring, John R. Hogg, John Mitola and Sudhir Vasudeva.  These five nominees are current directors standing for re-election at the Annual Meeting, to serve until the next annual meeting of stockholders or until their respective successor is elected and qualified.  We expect each nominee to be able to serve if elected.  If any nominee should become unable to serve as a director, the Board of Directors may designate a substitute nominee.  In that case, the proxies will be voted for the substitute nominee or nominees to be designated by the Board of Directors.  If no substitute nominees are available, the size of the Board of Directors will be reduced.  All of the nominees listed below were recommended for re-election by our Board of Directors.

We believe that John R. Hogg and Sudhir Vasudeva are “independent” and that Nikolas Konstant, John Mitola and Martin Oring are not “independent” as that term is defined in Section 5605 of the NASDAQ Marketplace Rules.

Vote Required

The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the Annual Meeting is required for the election of these nominees as directors.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR the election of the five nominees to the Board of Directors presented in Proposal 1.

Nominees for Election as Directors

Set forth below is certain biographical information with respect to each nominee for election as a director:

Name	Age	Director Since	Position
Nikolas Konstant	55	2012	Chief Financial Officer and Chairman
Martin B. Oring	69	2012	Chief Executive Officer and Director
John R. Hogg	56	2012	Director
John Mitola	49	2012	Director and Corporate Secretary
Sudhir Vasudeva	60	2015	Director

Nikolas Konstant. Mr. Konstant became our President, Chief Executive Officer, Chief Financial Officer and Chairman in October of 2012.  He also has served as the Chairman of Eos Petro, Inc., the pre-merger subsidiary, since 2011. Mr. Konstant has more than seventeen years of experience as a merchant financier, investor and advisor to public and private companies on mergers and acquisitions, capital formation and balance sheet restructurings. Previously, Mr. Konstant was the managing director of NCVC, LLC, a $200 million venture capital fund and indirect subsidiary of Nightingale Conant. While at NCVC, Mr. Konstant provided equity for the Wolfgang Puck Food Company, Nutrition for Life (which was the number one stock on NASDAQ in the year of 1996), On Stage Entertainment, Platinum Technologies and several other public companies. Previously, Mr. Konstant founded nanoUniverse, PLC (AIM: NANO), co- founded Electric City Corporation (currently known as Lime Energy Co.) (NASDAQ: LIME) and co- founded Advanced Cell Technology, Inc. (OTCBB: ACTC). Mr. Konstant has been a board member of Nightingale Conant, On Stage Entertainment, UCLA Board of Governors and on the board of the investment Subcommittee of Cedars Sinai Hospital. Mr. Konstant currently serves on the Cedars Sinai Board of Governors. Mr. Konstant is also the Chairman of DreamWorks Children of the World a charitable organization for Children of the World. Mr. Konstant attended Harvard Business School and has several certificates from HBS and the University of Chicago in addition a degree of Calculus from Barstow College. He is semi-fluent in Greek, semi-fluent in Italian and French. He is presently studying Mandarin. Mr. Konstant is a Mason at the Menorah Lodge #523. Mr. Konstant was a member in YPO, the Young Presidents Organization, since 1998 with the Belair Chapter in Los Angeles California. As a financier, investor and advisor, we believe that Mr. Konstant will contribute his leadership skills, knowledge and finance background, and business experience to our Board of Directors. In addition, we believe that Mr. Konstant’s membership on our Board of Directors will help to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

Martin B. Oring. Mr. Oring became a member of our Board of Directors in October of 2012. On June 23, 2013 he was appointed the Chief Executive Officer of the Company. He has been a member of the board of directors of Searchlight Minerals Corp. since October 6, 2008 and its President and Chief Executive Officer since October 1, 2010.

Mr. Oring, a senior financial/planning executive, has served as the President of Wealth Preservation, LLC, a financial advisory firm that serves high-net-worth individuals, since 2001. Since the founding of Wealth Preservation, LLC in 2001, Mr. Oring has completed the financial engineering, structuring, and implementation of over $1 billion of proprietary tax and estate planning products in the capital markets and insurance areas for wealthy individuals and corporations. From 1998 until 2001, Mr. Oring served as Managing Director, Executive Services at Prudential Securities, Inc., where he was responsible for advice, planning and execution of capital market and insurance products for high-net-worth individuals and corporations. From 1996 to 1998, he served as Managing Director, Capital Markets, during which time he managed Prudential Securities’ capital market effort for large and medium-sized financial institutions. From 1989 until 1996, he managed the Debt and Capital Management group at The Chase Manhattan Corporation as Manager of Capital Planning (Treasury). Prior to joining Chase Manhattan, he spent approximately eighteen years in a variety of management positions with Mobil Corporation, one of the world’s leading energy companies. When he left Mobil in 1986, he was Manager, Capital Markets & Investment Banking (Treasury). Mr. Oring is also currently a director and chief executive officer of PetroHunter Energy Corporation, and was previously a director of Parallel Petroleum Corporation, each of which is a publicly traded oil and gas exploration and production company. He also served as a director of Falcon Oil & Gas Australia Limited, a subsidiary of Falcon Oil & Gas Ltd., an international oil and gas exploration and production company, headquartered in Dublin, Ireland, which trades on the TSX Venture Exchange. Mr. Oring has served as a Lecturer at Lehigh University, the New York Institute of Technology, New York University, Xerox Corporation, Salomon Brothers, Merrill Lynch, numerous Advanced Management Seminars, and numerous in-house management courses for a variety of corporations and organizations. He has an MBA Degree in Production Management, Finance and Marketing from the Graduate School of Business at Columbia University, and a B.S. Degree in Mechanical Engineering from the Carnegie Institute of Technology. As a financial planner and an executive with experience in banking and finance, Mr. Oring, we belive, will contribute his leadership skills, knowledge and finance background, and business experience to our Board of Directors. In addition, we believe that Mr. Oring’s membership on our Board of Directors will help to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

John R. Hogg.  Mr. Hogg became a member of our Board of Directors in October of 2012. He has over three decades of oil exploration and operations expertise, both in government negotiations and direct domestic negotiations, as well as in both onshore and offshore hydrocarbon projects. He has been involved with several substantial hydrocarbon discoveries totaling 1.5 trillion cubic feet of gas and more than 50 million barrels of oil. In 2015 Mr. Hogg became the President of Skybattle Resources Limited a private corporation.  From 2007 through the 2014, Mr. Hogg served as the Vice President of Exploration and Operation and a corporate officer at MGM Energy Corporation, where he managed all exploration and operations efforts on MGM assets on the Mackenzie Delta and in the Norman Wells area of the Central Northwest Territories. He was also responsible for the reserves and resources of MGM’s Health Safety and Environmental Committee and the Audit Committee. Since 2008, Mr. Hogg has also served as a Director for Windsor Energy Inc., a private company exploration for hydrocarbons in Eastern Canada. From 2006 to 2007 Mr. Hogg worked as the Manager of New Ventures and Frontier Exploration for ConocoPhillips Canada, where his responsibilities included managing a staff of 40 geoscientists and engineers, managing an exploration program with eight million acres of land and building a portfolio of new play opportunities for the Senior Exploration Management, Canadian Arctic Business Unit and Canadian Leadership Teams. Mr. Hogg has focused on direct exploration and the production of assets throughout his career, including as Manager of New Ventures for Encana Corp from 2004 to 2005 and as Team Lead and Geological Specialist for Petro-Canada, Inc. from 1988 to 1997. His past work has also led him to senior roles with world-class exploration companies, including Gulf Resources and Husky Oil. He has had the opportunity and direct responsibility for several significant capital exploration programs. Mr. Hogg has received awards for his work throughout his distinguished career, the most recent of which was honorary member status from the American Association of Petroleum Geologists. Mr. Hogg has also been involved with influential industry trade associations, including acting as the president of the Canadian Society of Petroleum Geologists in 2003 and as vice president of the American Association of Petroleum Geologists. Mr. Hogg holds a B.Sc. in Geology from McMaster University and is registered as a Professional Geologist in Canada. As a person with executive and technical experience in the oil industry, we believe that Mr. Hogg will contribute his leadership skills, knowledge and oil industry background, and business experience to our Board of Directors. In addition, we believe that Mr. Hogg’s membership on our Board of Directors will help to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

John Mitola. Mr. Mitola became a member of our Board of Directors in October of 2012. Since 2008, he has served as President and director of Juhl Wind, Inc., one of the longest standing wind power development companies in the United States, and a leader in the development of community wind farms. Mr. Mitola has presided over the structuring of $240 million in project financing required to fund the full-scale development and construction of eight wind farms in Minnesota and Nebraska. Prior to his position with Juhl Wind, Mr. Mitola was a managing partner with Kingsdale Capital International, a private equity and capital advisory firm that specialized in merchant banking, leveraged buyouts and corporate finance in the renewable energy industry. He currently owns and operates Quantum Advisors, LLC, a firm specializing in the structuring and startup of new enterprises in the energy, environmental and transportation fields. Mr. Mitola served as Chairman of the Illinois Toll Highway Authority from 2003 to 2009. The Illinois State Toll Highway Authority is one of the largest agencies in Illinois and is one of the largest transportation agencies in North America. From 2000 to 2006, Mr. Mitola served as the Chief Executive Officer and as a director of Electric City Corp., a publicly-traded company specializing in energy efficiency systems. From 1997 to 1999, Mr. Mitola served as the Vice President and General Manager of Exelon Thermal Technologies, a subsidiary of Exelon Corp, which designed and built alternative energy systems. From 1990 until his move to Electric City Corp, Mr. Mitola served in other various leadership roles at Exelon Thermal Technologies. Mr. Mitola also serves as a board member of IDO Security Inc., a publicly traded company. He is a member of the American Society of Heating, Refrigerating and Air-Conditioning Engineers and the Association of Energy Engineers. His community affiliations include membership in the Economic Club of Chicago, City Club of Chicago, Union League Club and the governing board of the Christopher House Board of Directors. He is also a member of the boards of Scholarship Chicago, the Illinois Council Against Handgun Violence and the Illinois Broadband Development Council. Mr. Mitola received his B.S. degree in engineering from the University of Illinois at Urbana-Champaign and J.D. from DePaul University College of Law. As a person with finance experience and executive and technical experience in the energy industry, Mr. Mitola, we believe, will contribute his leadership skills, knowledge, finance and energy industry background, and business experience to our board of directors. In addition, we believe that Mr. Mitola’s membership on our Board of Directors will help to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

Sudhir Vasudeva. Mr. Sudhir Vasudeva became a member of our Board of Directors on February 19, 2015.  A majority of Mr. Vasudeva’s diverse and rich experience has been in offshore oilfields.  Previously, Mr. Vasudeva served as a director of Oil and Natural Gas Corp. Ltd. (“ONGC”) from February 1, 2009 through February 28, 2014, during which period he also served as the Chairman and Managing Director beginning on October 3, 2011.  Mr. Vasudeva also served as a director of ONGC Videsh Limited from March 3, 2009 through February 28, 2014, and served as the Chairman beginning on October 4, 2011.  He joined ONGC as an Executive Trainee in 1976 and steadily worked his way up with majority of his assignments in offshore oil-fields.  He served as the President of the Mumbai arm of the Society of Petroleum Engineers (SPE).  He served as the Chairman and Director of ONGC Tripura Power Company Limited. He served as a director of Mangalore Refinery and Petrochemicals, Ltd. from February 28, 2009 until March 1, 2014, and served as the Chairman from March 10, 2011 through February 28, 2014.  He serves as a Director of Pawan Hans Helicopters Ltd. He served as a Non-Executive Director of Petronet LNG Limited from November 21, 2011 to February 28, 2014.  Mr. Vasudeva is a Chemical Engineer and Gold Medalist from the GCET (now National Institute of Technology), Raipur, and holds a Post-Graduate Diploma in Management from IGNOU. As a person with executive and technical experience in the oil industry, we believe that Mr. Vasudeva will contribute his leadership skills, knowledge and oil industry background, and business experience to our Board of Directors. In addition, we believe that Mr. Vasudeva’s membership on our Board of Directors will help to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

PROPOSAL NO. 2
NON-BINDING ADVISORY VOTE APPROVING THE COMPANY'S EXECUTIVE COMPENSATION PROGRAM

At the meeting, the stockholders will vote on a non-binding, advisory resolution regarding the compensation of our named executive officers.

We believe that our compensation policies and procedures are competitive and strongly aligned with the long-term interest of our stockholders.  This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you as a stockholder the opportunity to express approval or withhold approval of the compensation we pay our named executive officers through voting for or against the following resolution:

“Resolved, that the stockholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s 2015 proxy statement pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussions).”

The Company and the Board of Directors remain committed to the compensation philosophy, policies and objectives outlined under the heading “Compensation Discussion and Analysis” in this Proxy Statement.  The Board of Directors will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

Stockholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement for a detailed discussion of our executive compensation program.

Because your vote is advisory, it will not be binding upon the Company or the Board of Directors.  However, the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

To be approved by stockholders, this proposal must receive the affirmative FOR vote of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR this proposal for the non-binding advisory vote approving the Company’s executive compensation program.

PROPOSAL NO. 3
NON-BINDING, ADVISORY VOTE ON THE PROPOSED TIMELINE
FOR SEEKING EXECUTIVE COMPENSATION ADVISORY VOTES
IN THE FUTURE, FOR WHICH THE BOARD OF DIRECTORS RECOMMENDS A 3-YEAR TIMELINE

At the meeting, the stockholders will vote on a non-binding, advisory proposal regarding the frequency of the advisory stockholder vote on executive compensation discussed in Proposal 2 above in this Proxy Statement.  Stockholders will have the opportunity to cast an advisory vote on whether the stockholder vote on executive compensation should occur every year, two years or three years.  Stockholders may also abstain from voting on the matter.

Because your vote is advisory, it will not be binding upon the Company or the Board of Directors.  However, the Board of Directors will take into account the outcome of the vote when considering the frequency of the advisory stockholder vote on executive compensation.

We believe this approach provides the most efficient form of communication and lends itself to the long-term nature of the compensation plans for our management.  The vote corresponds to the information presented in the accompanying Proxy Statement for the annual stockholders meeting.  We emphasize that you are not voting to approve or disapprove the Board of Directors’ recommendation.  Instead, your proxy card provides you with four options regarding this non-binding, advisory proposal.  You may cast an advisory vote for the stockholder vote on executive compensation to occur every third year, every other year, or every year, or you may abstain from voting on the matter.

Vote Required

This matter is being submitted to enable stockholders to express a preference as to whether future advisory votes on executive compensation should be held every year, every two years, or every three years.  Therefore, the provisions of our bylaws regarding the vote required to “approve” a proposal are not applicable to this matter. Abstentions and, if applicable, broker non-votes, will not be counted as expressing any preference.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR an advisory stockholder vote on executive compensation every third year.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Board of Directors has selected Weinberg & Company, P.A., an independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2015.  Weinberg & Company, P.A. has served as our independent registered public accounting firm since 2013.  We are asking the stockholders to ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the year ending December 31, 2015.  Weinberg & Company, P.A. was appointed by the Board of Directors.

In the event stockholders fail to ratify the appointment, the Board of Directors may reconsider this appointment.  Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in our and our stockholders’ best interests.

The Board of Directors has approved all services provided by Weinberg & Company, P.A.  A member of Weinberg & Company, P.A. will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions you may ask.

Vote Required

To be approved by stockholders, this proposal must receive the affirmative FOR vote of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR this proposal to ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the year ending December 31, 2015.

CORPORATE GOVERNANCE

We are committed to having sound corporate governance principles.  Such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace.

Our Board of Directors

On October 12, 2012, upon effectiveness of and pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) entered into by and between the Company, Eos Global Petro, Inc., a Delaware corporation (“Eos”) and Eos Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (Merger Sub”), Merger Sub merged into Eos, with Eos being the surviving entity (the “Merger”).  As a result of the Merger, Eos became a wholly-owned subsidiary of the Company.

In connection with the Merger, on October 12, 2012, Gus Rahim resigned from his positions as the Company’s Chairman, Chief Executive Officer, President and Chief Financial Officer, but remained on the Board of Directors. The following persons comprised our directors and officers as of October 12, 2012:

Nikolas Konstant, Martin B. Oring, John R. Hogg, James Lanshe, Gus Rahim and John Mitola comprised our Board of Directors.  Nikolas Konstant became our Chairman, Chief Executive Officer and Chief Financial Officer, and John Mitola became our corporate secretary.

In connection with their joining our Board of Directors, we entered into director agreements with each of Mr. Oring, Mr. Hogg and Mr. Mitola effective as of October 2012.  All three directors received options to purchase 25,000 shares of our Company’s restricted stock, at an exercise price of $2.50 per share.  The options were all set to expire on May 1, 2015; however, effective February 19, 2015, the expiration date was extended to May 1, 2016.  In addition to the option compensation, the Company agreed to pay all three directors $1,000 per month in exchange for their services as a director of the Company, payable in arrears until such time as the Company becomes cash flow positive.

On December 17, 2012, James Lanshe resigned from his position as a director on our Board of Directors. Mr. Lanshe did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices; he accepted an executive position with another oil and gas company and wanted to avoid any potential conflicts of interest.

On June 23, 2013, the Company entered into an employment agreement with Martin Oring, who also acts as a director of the Company, in which Mr. Oring was appointed the Chief Executive Officer of the Company. In exchange for Mr. Oring’s services, he received a warrant to purchase 600,000 shares of restricted common stock of the Company at an exercise price of $2.50 with a five year term.  Fifty-thousand warrant shares vested each month the employment agreement remained in effect through June 30, 2014.  On August 18, 2014, the Company and Mr. Oring entered into a new employment agreement in which Mr. Oring agreed to continue to act as the Company’s CEO in exchange for new warrants.  Pursuant to such new agreement, the Company issued to Mr. Oring warrants to purchase 600,000 shares of restricted common stock of the Company at an exercise price of $2.50 with a five year term.  Fifty-thousand of the warrants vested immediately on the date of grant for Mr. Oring’s services provided in July 2014.  The remaining warrants vest in monthly installments of 50,000, commencing August 31, 2014 and continuing thereafter every month Mr. Oring’s employment agreement remains in effect.  As of April 28, 2015, 1,050,000 warrants have vested in the aggregate under both agreements.

On July 22, 2013, Nikolas Konstant, the majority stockholder of the Company, voted to remove Gus Rahim from the Company’s Board of Directors by written consent. The removal became effective twenty days later. A stockholder vote by consent in lieu of a meeting pursuant to Nevada Revised Statutes (“NRS”) Section 78.320(2) and NRS Section 78.335(1), a director may be removed from office, with or without cause, by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. Mr. Konstant, as the majority stockholder of the Company, did not remove Mr. Rahim for “cause” but determined that such removal was advisable and in the best interests of the Company and its stockholders.

On February 19, 2015, the Company entered into a Director’s Agreement to appoint Mr. Sudhir Vasudeva as a new director to fill the vacancy created by Mr. Lanshe’s resignation.  Mr. Vasudeva’s initial term as director will be the remainder of Mr. Lanshe’s term and until the next annual meeting of the stockholders.

Pursuant to Mr. Vasudeva’s Director’s Agreement, in exchange for his services as a director of the Company, the Company granted options to purchase 25,000 shares of restricted common stock of the Company at an exercise price of $2.50 per share to Mr. Vasudeva, vesting immediately and expiring on May 1, 2016. In addition to the option compensation, the Company will pay Mr. Vasudeva $1,000 per month in exchange for his services as a director of the Company, payable in arrears until such time as the Company becomes cash flow positive.

Our directors currently have terms which will end at our next annual meeting of the stockholders or until their successors are elected and qualify, subject to their death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers.

Our Board of Directors oversees our business and affairs and monitors the performance of management. Our non-employee directors keep themselves informed through discussions with our Chief Executive Officer and Chief Financial Officer, and our principal external advisors (legal counsel, independent auditors and other consultants), by reading reports and other materials that we send to them and by participating in Board of Directors and committee meetings.

Board of Directors Structure and Meetings

Our Board members are encouraged to attend meetings of the Board of Directors and the Annual Meeting of stockholders.  The Board of Directors held six meetings and adopted three unanimous written consents in lieu of meetings in 2014.  Officers serve at the discretion of the Board of Directors.

The Board of Directors’ Role in Risk Oversight

The Board of Directors’ role is to see that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company.  In this regard, the Board of Directors seeks to understand and oversee critical business risks. The Board of Directors does not view risk in isolation.  Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board of Directors recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board of Directors oversees risk management, Company management is charged with managing risk. Management communicates routinely with the Board of Directors and individual Directors on the significant risks identified and how they are being managed.  Directors are free to, and indeed often do, communicate directly with senior management.

The Board of Directors implements its risk oversight function as a whole and in its audit, compensation and nominating functions.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards.  They should have broad experience at the policy-making level in business or banking.  They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.  Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us.  Each director must represent the interests of all stockholders.  When considering potential director candidates, the Board of Directors also considers the candidate’s character, judgment, age and skills, including financial literacy and experience in the context of our needs and the needs of the Board of Directors.  In addition to considering an appropriate balance of knowledge, experience and capability, the Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board heterogeneity.

Board of Directors Independence

We currently have five members of our Board of Directors and do not have a separately designated audit, compensation or nominating committee of our Board of Directors. The functions customarily delegated to these committees are performed by our full Board of Directors. We are not a “listed company” under SEC rules and are therefore not required to have separate committees comprised of independent directors.

We anticipate that the Board of Directors will form committees and adopt related committee charters, including an audit committee, corporate governance and nominations committee and compensation committee.

We believe that John R. Hogg and Sudhir Vasudeva are “independent” and that Nikolas Konstant, John Mitola and Martin Oring are not “independent” as that term is defined in Section 5605 of the NASDAQ Marketplace Rules.

Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors reviews (on an ongoing basis, as appropriate) and approves or ratifies on behalf of the Company any proposed, on-going or completed transaction involving the Company and (i) any director or executive officer of the Company, (ii) any owner of 5% or more of any class or series of shares of the Company, (iii) such other person serving as an officer or member of the senior management of the Company or as a member of the Board of Directors or similar governing body of any subsidiary of the Company as may be designated in accordance with such policy or (iv) any member of the family of, or any company or other entity affiliated with, any such person, in each case considering any audit procedures or safeguards of the Company’s interests appropriate to be instituted in connection with such transaction.

Committee Interlocks and Insider Participation

As disclosed below in “Committees of the Board of Directors”, the Board of Directors made all determinations about executive compensation for the fiscal year ended December 31, 2014.  The Board of Directors is comprised of three directors who are also officers of the Company, and two independent directors.

Committees of the Board of Directors

Given the small size of our Company, our Board of Directors does not have a separately-designated standing audit committee, compensation committee or nominating committee.

Audit Committee. We do not have a separately designated audit committee of our Board of Directors or an “Audit Committee Financial Expert,” as we are not a “listed company” under SEC rules and are therefore not required to have separate committees comprised of independent directors. Although the Board of Directors does not have an audit committee, for certain purposes of the rules and regulations of the SEC and in accordance with the Sarbanes-Oxley Act of 2002, our Board of Directors is deemed to be its audit committee and, as such, functions as an audit committee and performs some of the same functions as an audit committee including: (i) selection and oversight of our independent accountant; (ii) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (iii) engaging outside advisors.

Compensation Committee. We have not yet established a compensation committee.  Nikolas Konstant, both the Company’s and Eos’ CFO and former CEO, participated in deliberations concerning executive officer compensation. Mr. Konstant is also the Chairman of the Board of Directors of both Eos and the Company. In addition, John Mitola, our Secretary and member of our Board of Directors, is also a member of the Board of Directors of Eos. For more information on related party transactions called for by Item 404 of Regulation S-K, please see the section entitled “Certain Relationships and Related Transactions, and Director Independence” below.

Nominating Committee.  We have not yet established a nominating committee.  The Board of Directors has determined that it is appropriate for the entire Board of Directors to act as its nominating committee, which has resulted in the directors who are also executive officers serving on its nominating committee.  In identifying and evaluating nominees for the Board of Directors, the Board of Directors may consult with management, consultants, and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. In making its recommendations, the Board of Directors assesses the requisite skills and qualifications of nominees and the composition of the Board of directors as a whole in the context of the Board’s criteria and needs. In evaluating the suitability of individual Board members, the Board of Directors may take into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business and technology; the international nature of the Company’s operations; educational and professional background; and personal accomplishment. The Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. For a description of the qualifications that the Board of Directors seeks in potential nominees, please see “Director Qualifications” above.

Code of Ethics

We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics in the foreseeable future.

Governance Structure

We separate the positions of Chairman of the Board and Chief Executive Officer. We believe separation of these positions enhances the independent oversight of the Company and the monitoring and objective evaluation of the Chief Executive Officer’s performance. Mr. Konstant serves as the Chairman of the Board of Directors and Mr. Oring serves as the Chief Executive Officer.

Stockholder Communication with Our Board of Directors

Our Board of Directors has established a process for stockholders to communicate with the Board of Directors or with individual directors.  Stockholders who wish to communicate with our Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067.  Any such communication must contain:

•	a representation that the stockholder is a holder of record of our capital stock,

•	the name and address, as they appear on our books, of the stockholder sending such communication, and

•	the class and number of shares of our capital stock that are beneficially owned by such stockholder.

The Corporate Secretary will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

The following is the report of our Board of Directors, in its capacity as our Audit Committee, with respect to our audited financial statements for the fiscal year ended December 31, 2014.

The Board of Directors: (1) reviewed and discussed the Company’s audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 16 (Communications with Audit Committees); and (3) received the written disclosures and the letters from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

Based on the review and discussions referred to above, the Board of Directors determined that the audited financial statements be included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014 for filing with the SEC.

/s/ The Audit Committee
Nikolas Konstant
Martin B. Oring
John R. Hogg
John Mitola

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that Eos Petro, Inc. specifically incorporates it by reference into a document filed under the Securities Act or the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board of Directors does not currently have a formal written related party approval policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.  However, all related party transactions may be consummated and continued only if the Board of Directors has approved or ratified such transaction after a review of the relevant facts and circumstances.

The following is a description of related party transactions to which we have been a party, for the periods during 2012, 2013, 2014 and during the current period.  We believe the terms obtained or available or the amounts that would be paid or received, as applicable, in arm’s length transactions with independent third parties.

Transactions with Mr. Konstant

Prior to December 27, 2012, we subleased 2,000 square feet of space at 2049 Century Park East, Suite 3670, Los Angeles, California, pursuant to an oral agreement with Princeville Group LLC (“Princeville”), an affiliate of Mr. Konstant, which in turn had an agreement to lease the space from an unaffiliated third party. Princeville paid $4,000 a month to the unaffiliated party, and we in turn paid $4,000 a month to Princeville. This oral lease was terminated on December 27, 2012.  During the year ended December 31, 2012, Mr. Konstant paid $40,000 on behalf of the Company for the rental of this property, which was recorded as “Advances from shareholder” in the Company’s consolidated balance sheet included in our Annual Report on Form 10-K/A for the year ended December 31, 2012.  It was subsequently paid off in 2013, and as such, there is no balance outstanding to Mr. Konstant pursuant to this agreement.

Eos issued 32,500,100 restricted shares of its common stock to Plethora Enterprises, LLC (“Plethora Enterprises”) in a series of four transactions. Mr. Konstant is the sole member of Plethora Enterprises. At the time all four transactions were consummated, Mr. Konstant was the founder of Eos, and a member and Chairman of the Board of Directors. After the Merger Agreement, Mr. Konstant also became the Company’s President, Chief Executive Officer, Chief Financial Officer, Director and Chairman of the Board of Directors. The 32,500,100 shares were issued in the following transactions:

•
On May 2, 2011, Eos issued the first 1,100 restricted shares of its common stock to Plethora Enterprises per action by written consent of the sole stockholder in consideration for $10.00. These shares were subsequently converted into an equal number of shares of our Series B preferred stock pursuant to the Merger Agreement.

•
On May 3, 2011, Eos entered into a Contribution Agreement with Plethora Partners, LLC. Upon consummation of the agreement, Eos issued 24,999,000 restricted shares of its common stock to Plethora Enterprises. Furthermore, pursuant to the terms of the agreement, upon completion of the transaction to acquire a 100% working interest and 80% net revenue interest in five land leases in Edwards County, Illinois (the “Works Property”), Eos issued 6,500,000 restricted shares of its common stock to Plethora Enterprises. These shares were subsequently converted into an equal number of shares of our Series B preferred stock pursuant to the Merger Agreement.

•
On February 16, 2012, Eos entered into an agreement with Sharma to obtain a $400,000 bridge loan. In order to secure the loan, Nikolas Konstant pledged and guaranteed some of his personal assets. As consideration for the security, Eos issued to Plethora Enterprises 1,000,000 restricted shares of its common stock. These shares were subsequently converted into an equal number of shares of our Series B preferred stock pursuant to the Merger Agreement.

Mr. Konstant has also personally guaranteed and indemnified certain obligations of Eos:

•	On October 24, 2011, Mr. Konstant, jointly and severally with Eos, signed a promissory note to obtain a $200,000 loan from RT Holdings, LLC for Eos’ use.

•
On February 16, 2012, Eos executed a series of documents with Vatsala Sharma in order to secure a $400,000 bridge loan. This amount was subsequently amended to $600,000. Mr. Konstant personally guaranteed the loan and pledged some of his personal assets.

•
On June 18, 2012, Eos entered into a bridge loan agreement to obtain a $350,000 loan from Vicki Rollins. Mr. Konstant agreed to personally indemnify Ms. Rollins against certain losses arising out of Eos’ behavior, including Eos’ failure to apply funds to pay off the loan in the event of a default.

•
On August 2, 2012, Mr. Konstant executed a series of documents with 1975 Babcock, LLC (“Babcock”) in order to secure and personally guarantee: (1) $300,000 loan with Babcock (the “Babcock Loan”); and (2) a $7,500 per month Texas office lease with Babcock (the “Babcock Lease”). The Babcock Loan has been paid in full and the Babcock Lease has been terminated.

On September 24, 2012, Eos entered into a Consulting Agreement with Plethora Enterprises. Mr. Konstant is the managing member of Plethora Enterprises. Plethora Enterprises agreed to provide various kinds of consulting support and advisory services to Eos. Plethora Enterprises further agreed to serve as a strategic advisor to Eos, to be in addition to Mr. Konstant’s services as a member and Chairman of the Board of Directors. The initial term of the agreement is sixty months from September 24, 2012, but, unless either of the parties delivers a notice of termination, on the last day of each month of the term, the term shall be extended for an additional month so that, absent the delivery of a notice of termination, the term shall perpetually be sixty months. In the event of any termination by Eos, within 30 days of the effective date of such termination, Eos must pay to Plethora Enterprises a termination fee equal to the product of 36 and the arithmetic mean of the Monthly Fee, as that term is defined below.

In exchange for Plethora Enterprises’ services, Eos agreed to compensate Plethora Enterprises commencing in September 2012 a monthly fee (the “Monthly Fee”). The Monthly Fee is initially $30,000 per month; provided, however, that payment of the Monthly Fee shall be deferred, but not abated, until the first month following the month in which Eos has either: (a) successfully raised and funded a cumulative total of at least $2.5 million in corporate equity; or (b) become cash flow positive on a monthly basis for at least two consecutive months. For the purposes of the next sentence, each month the EBITDA of Eos for the 12-month period (the “LTM”) ended two months prior to the month of calculation. In the month in which the EBITDA of Eos for the LTM meets or exceeds any of $6 million, $12 million or $20 million, the Monthly Fee shall be adjusted to equal one-twelfth of ten percent of the LTM EBITDA. Such adjusted Monthly Fee shall remain in effect unless and until the LTM EBITDA rises or falls below the next higher or lower LTM EBITDA provided above, provided that the Monthly Fee shall in no event be reduced below $30,000. Once deferred Monthly Fees become payable, the amount of such deferred Monthly Fees will be paid in equal monthly installments of $15,000, in addition to the then-applicable Monthly Fee until all deferred Monthly Fee amounts have been paid in full. In addition to the monthly fee, Eos shall pay Plethora Enterprises a fee based on the growth of Eos: concurrent with the closing of any acquisitions, Eos shall pay to Plethora Enterprises a fee equal to 1% of the aggregate consideration paid in such acquisition (which includes debt assumed), with a minimum fee of $60,000 per acquisition, regardless of the size of the acquisition. Such a success fee was paid upon the closing of the Merger.  The amount due and owing to Mr. Konstant under the Plethora consulting agreement was $0 and $164,610 at December 31, 2014 and 2013, respectively.

Eos also had an unsecured non-interest bearing related party loan in the amount of $40,000 as of December 31, 2012. This advance was from Nikolas Konstant for the rental of the property located at 2049 Century Park East, referenced above. The loan was non-interest bearing and was due on demand.  Such note was paid in full in 2013.

On October 9, 2014, the Company issued an unsecured promissory note to Ridelinks, Inc. for $200,000, with interest at 2% and a maturity date of March 15, 2015 and includes an exit fee of $30,000. The promissory note and exit fee can be prepaid at any time. The Company repaid $100,000 during the year ended December 31, 2014. This Note is subject to a “Full Recourse Guaranty of Payment” from Nikolas Konstant of even date herewith.

On March 31, 2015, we issued an unsecured promissory note to Plethora Enterprises, LLC, with a principal amount of $150,000 and an interest rate of 10% per annum. The maturity date is 120 days from the date of issuance. Mr. Konstant is the sole member and manager of Plethora Enterprises, LLC.

Transactions with other Related Parties

On August 29, 2011, Eos incurred $10,750 in costs from each of EOS Atlantic Oil & Gas Ltd., a Ghanaian corporation (“EAOG”) and Plethora Bay Oil & Gas Ltd., a Ghanaian corporation (“PBOG”).  EAOG is owned 90% by Eos, and PBOG is owned 90% by Plethora Oil and Gas Limited, a company which in turn is 100% owned by Nikolas Konstant. The other 10% of EAOG and PBOG are owned by Baychester Petroleum Limited.

On October 3, 2011, Eos entered into an Exclusive Business Partner and Advisory Agreement with Baychester, which owns a 10% minority interest in each of EAOG and PBOG.  The terms of such agreement were amended in June 2014. Pursuant to the amended agreement, the Company agreed to pay to Baychester $35,000 by September 2014 in exchange for services rendered. Moreover, commencing July 1, 2014 and continuing every month thereafter, the Company agreed to pay to Baychester a monthly consulting fee of $10,000. Finally, in the event the Ghanaian Ministry of Energy formally invites the Company to a meeting to negotiate the terms of a deal to acquire a concession in Ghana, regardless of the outcome of the meeting, the Company will pay to Baychester an additional $35,000.

Eos also entered into the Quantum Agreement with Quantum on July 1, 2012. Quantum’s managing member is John Mitola, who, at the time of execution of the Quantum Agreement, was a member of our Board of Directors. In addition to continuing to serve on our Board of Directors, Mr. Mitola is also the President and CEO of Plethora Energy. Commencing in the first month following the earlier to occur of (i) Eos successfully raising a minimum of $2.5 million in equity financing; or (ii) Eos becoming cash flow positive on a monthly basis, Eos agreed pay Quantum a monthly fee of $5,000 per month, payable on the 15th day of each month (the “Monthly Retainer”). If the agreement has not been terminated by July 1, 2014 and Eos is cash flow positive at that time, the Monthly Retainer shall increase to $8,000 per month. Any Monthly Retainer payments to Quantum shall constitute prepayment of any success fee owed to Quantum. Quantum shall receive such success fees for providing services in support of certain future acquisition and/or financing projects of Eos, the parameters of which shall be laid out Eos. Eos also granted to Quantum a total of 200,000 shares of common stock in tranches, the last of which vested on December 31, 2013. The Quantum Agreement has been terminated.

DIRECTOR COMPENSATION

All of our Directors, other than Mr. Konstant, our Chairman, receive compensation for serving as directors.  Compensation is determined by our full Board of Directors, and is discussed further in the Compensation Discussion and Analysis section of this proxy.

Mr. Oring, Mr. Hogg, Mr. Mitola and Mr. Vasudeva all received options to purchase 25,000 shares of our Company’s restricted stock, at an exercise price of $2.50, on the date they joined our Board of Directors.  Such options vested in full immediately.  All the options will expire on May 1, 2016.  In addition to the option compensation, the Company pays all four of such directors $1,000 per month in exchange for their services as a director of the Company, payable in arrears until such time as the Company becomes cash flow positive.

In addition, Directors are reimbursed for expenses incurred in connection with Board of Directors meetings and assignments.

The following table summarizes the total compensation to our directors who are not Named Executive Officers during the 2014 fiscal year.    There were no option awards granted to such directors and they did not earn any type of compensation during the year other than what is disclosed in the following table:

Name	Year	Fees earned or paid in cash		Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Changes in pension value and nonqualified deferred compensation earnings	All Other Compensation	Total
John R. Hogg	2014	$12,000	(1)	$-	$-	$-	-	$-	$12,000

(1) Under Mr. Hogg’s Director’s Agreement dated May 1, 2012, Mr. Hogg is entitled to receive $1,000 per month in arrears until such time as the Company becomes cash flow positive.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock (“Shares”) owned beneficially as of April 28, 2015 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers, and (iii) officers and directors as a group.  Unless otherwise indicated, we believe the stockholders listed possess sole voting and investment power with respect to the securities shown and the officers, directors and stockholders can be reached at our principal offices at 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067:

Name of Beneficial Owner - 5% or Greater Stockholders	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (2)

Nikolas Konstant (3)	32,500,100	68.07%
LowCal Industries, LLC (8)	5,500,000	9.99	%(8)

Name of Beneficial Owner - Management and Directors	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (2)

Nikolas Konstant (3)	32,500,100	68.07%
Martin B. Oring (4)	1,075,000	2.20%
John R. Hogg (5)	25,000	*
John Mitola (6)	225,000	*
Sudhir Vasudeva (7)	25,000	*
Directors and officers as a group (five persons)	33,850,100	69.23%

*Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of the date of this Proxy, including but not limited to the right to acquire shares of common stock subject to options, warrants or convertible preferred stock. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table will have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the officers, directors and stockholders can be reached at our principal offices, located at 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067.

(2) Percentage of ownership is based on an assumed 47,744,882 shares of common stock outstanding, as of  April 28, 2015. Shares of common stock subject to options or warrants, or which may otherwise be acquired within 60 days of the date of this Proxy, are deemed outstanding for computing the percentage ownership of the stockholder holding the options, warrants or other such right, but are not deemed outstanding for computing the percentage ownership of any other stockholder.

(3) Consists of 32,500,100 shares of common stock held by Plethora Enterprises, LLC, of which Mr. Konstant is the managing member. Mr. Konstant is our Chairman of the Board of Directors and Chief Financial Officer.

(4) Consists of 25,000 options and 1,200,000 warrants, of which all the options and 1,050,000 of the warrants are vested and exercisable as of April  28, 2015.  The 25,000 options were issued to Mr. Oring in consideration for his services as a director.  Such options vested immediately on grant, are exercisable at $2.50 per share, and expire on May 1, 2016.  On June 23, 2013, the Company entered into an employment agreement with Mr. Oring, pursuant to which he was appointed the CEO of the Company.  In exchange for Mr. Oring’s services, Wealth Preservation, LLC, a company owned by Mr. Oring, received warrants to purchase 600,000 shares of restricted common stock of the Company at an exercise price of $2.50, with a five year term. All such warrants vested as of June 30, 2014.

On August 18, 2014, the Company and Mr. Oring entered into a new employment agreement in which Mr. Oring shall continue to act as the Company’s CEO in exchange for new warrants. Pursuant to the new agreement, the Company issued to Mr. Oring additional warrants to purchase 600,000 shares of restricted common stock of the Company at an exercise price of $2.50 per share with a five year term. Fifty-thousand of such warrants vested immediately, and the remaining warrants vest in monthly installments of 50,000, commencing August 31, 2014 and continuing thereafter every month that Mr. Oring’s employment agreement remains in effect.  As of April  28, 2015, 450,000 of the 600,000 warrants had vested.  Any warrants which have not yet vested at the time Mr. Oring’s Employment Agreement is terminated shall cease to vest.

(5) Consists of 25,000 options to acquire shares of at an exercise price of $2.50. These options were set to expire on May 1, 2015.  Effective February 19, 2015, the expiration date was extended to May 1, 2016.  Mr. Hogg is a member of our Board of Directors.

(6) Consists of 200,000 shares of stock and options to purchase 25,000 shares of common stock at an exercise price of $2.50. The shares of stock are held by Quantum Advisors, LLC, of which Mr. Mitola is the controlling member. The options to purchase were set to expire on May 1, 2015.  Effective February 19, 2015, the expiration date was extended to May 1, 2016.  Mr. Mitola is a member of our Board of Directors, our Corporate Secretary, and the CEO of Plethora Energy, Inc., which is a wholly-owned subsidiary of Eos.

(7) Consists of 25,000 options to acquire shares of at an exercise price of $2.50, with an expiration date of May 1, 2016.  Mr. Vasudeva is a member of our Board of Directors.

(8) Consists of: (i) 2,950,000 shares of the Company’s restricted common stock; (ii) a warrant to purchase 500,000 restricted shares of common stock at an exercise price of $4.00 per share, with an expiration date of August 14, 2017, provided however, that LowCal Industries, LLC (“LowCal”) may not elect to exercise the warrant if, after giving effect to such exercise, it would beneficially own in excess of 9.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion; and (iii) a secured convertible promissory note in the amount of $5,000,000, convertible into shares of the Company’s common stock at a conversion price of $2.50 per share, provided however, that LowCal may not elect to effect a conversion if, after giving effect to such conversion, it would beneficially own in excess of 9.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion.  Also includes 50,000 shares of the Company’s common stock to be issued at maturity of the promissory note, which is June 30, 2015.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

Our Board of Directors is responsible for establishing and implementing our compensation programs. The Board of Directors seeks to ensure that the total compensation paid to our executive officers is fair, reasonable, and competitive. This compensation discussion and analysis (“CD&A”) provides information about our compensation objectives and policies for our Named Executive Officers (as defined below), and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. This CD&A provides a general description of our compensation programs and specific information about its various components.

Throughout this discussion, the following individuals are referred to collectively as the “Named Executive Officers” and are included in the Summary Compensation Table:

•	Nikolas Konstant, Chairman and Chief Financial Officer;
•	Martin B. Oring, President and Chief Executive Officer;
•	John Mitola, Corporate Secretary, well as President and Chief Executive Officer of Plethora Energy, Inc., one of our subsidiaries; and
•	Gus Rahim (resigned as President and Chief Executive Officer on October 12, 2012).

Compensation Philosophy and Objectives

We believe our success depends on the continued contributions of our Named Executive Officers. While we do not maintain a formal compensation philosophy, our executive compensation programs are designed for the purpose of attracting, motivating and retaining experienced and qualified executive officers with compensation that recognizes individual merit and overall business results. Our compensation programs are also intended to support the attainment of our strategic objectives by tying the interests of our Named Executive Officers to those of our stockholders, as the primary element of our compensation for Named Executive Officers, other than reimbursement for reasonable business costs and expenses, is equity based compensation. Base salary is typically not provided for Named Executive Officers, or when it is, payment of it is deferred, but not abated, until such time as the Company becomes cash-flow positive. Since we do not have any employees other than certain of our Named Executive Officers, at present we do not have any life, disability, health insurance benefits, savings plans, or paid vacation and holiday policies.

Role of the Board of Directors

We did not have a compensation committee during 2014 and do not anticipate having a compensation committee in the immediate future. All compensation decisions with respect to our Named Executive Officers are made by the Board of Directors. In establishing and implementing our compensation programs, the responsibility of the Board of Directors consists primarily of reviewing or ratifying base salary and equity compensation levels as recommended by our Chairman. While not presently in use, the stockholders of the Company have also approved two equity incentive plans, of which the Board of Directors would be the administrator. While there are no immediate plans to grant any awards under either equity incentive plan, when and if such plans are put in use, the responsibility of the Board of Directors will include administrating our equity incentive plans, selecting to whom grants under any such plans are made, and determining the terms and type of any such grant.

Role of Chairman in Compensation Decisions

As our majority stockholder, chief financial officer and Chairman of the Board of Directors, Nikolas Konstant is closely involved in designing and monitoring our overall executive compensation programs. Mr. Konstant’s specific role in determining compensation is to make recommendations to the other members of the Board of Directors on specific compensation decisions with respect to our Named Executive Officers. In making such recommendations, Mr. Konstant takes into account his general business knowledge and experience and his specific knowledge of the market in which we compete for talent.

Role of Compensation Consultant

During 2014, we did not retain the services of a compensation consultant or conduct benchmarking or specific market review of our compensation levels or practices. Instead, our compensation levels and practices are established by the Board of Directors based upon the recommendations of our Chairman.

Other Highlights of Our Compensation Program

We periodically review best practices in the area of executive compensation to ensure that our compensation policies and practices reflect those that we believe are appropriate for our Company, and we continue to refine such policies and practices.  Certain other highlights of our compensation program includes the following:

•	Pay for performance: A significant portion of total compensation for the Named Executive Officers is tied to the operating performance of our Company.

•	Compensation risk management: We periodically review our pay practices to ensure that they do not encourage excessive risk taking.

•	Bonuses and salary increases must be earned: We do not guarantee salary increases or bonuses for our Named Executive Officers.

•
Stock ownership guidelines: We currently do not require our directors or executive officers to own a particular amount of our common stock.  The Board of Directors is satisfied that stock and option holdings among our directors and executive officers are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders.

Executive Compensation

The Summary Compensation Table below sets forth the compensation awarded to, earned by, or paid to our named executive officers (“Named Executive Officers”) for the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012.

Name and principal position	Year	Salary		Bonus		Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total
Nikolas Konstant	2014	$-		$-		$-		$-		$-	$-	$360,000	(1)	$360,000
Director, CFO	2013	$-		$-		$-		$-		$-	$-	$360,000	(1)	$360,000
	2012	$-		$60,000	(1)	$-		$-		$-	$-	$153,000	(1)(2)	$213,000

Martin B. Oring	2014	$12,000	(3)	$-		$-		$8,951,002	(4)	$-	$-	$-		$8,963,002
Director, CEO	2013	$12,000	(3)	$-		$-		$1,935,908	(5)	$-	$-	$-		$1,947,908
	2012	$8,000	(3)	$-		$-		$991	(6)	$-	$-	$-		$8,991

John Mitola	2014	$12,000	(7)	$-		$-		$-		$-	$-	$-		$12,000
Director,	2013	$12,000	(7)	$-		$-		$-		$-	$-	$-		$12,000
Secretary, President and Chief Executive Officer of Plethora Energy, Inc., one of our subsidiaries	2012	$8,000	(7)	$-		$11,200	(8)	$991	(9)	$-	$-	$-		$20,191

Gus Rahim	2013	$-		$-		$-		$-		$-	$-	$-		$-
Former Director Former CEO	2012	$-		$-		$-		$-		$-	$-	$-		$-
_____________________

(1) On September 25, 2012, Eos entered into a Consulting Agreement with Plethora Enterprises. Mr. Konstant is the sole member of Plethora Enterprises. In exchange for Plethora Enterprises’ services, Eos agreed to compensate Plethora Enterprises commencing in September 2012 with a monthly fee (the “Monthly Fee”). The Monthly Fee is initially $30,000 per month, provided, however, that payment of the Monthly Fee shall be deferred, but not abated, until the first month following the month in which Eos has either: (a) successfully raised and funded a cumulative total of at least $2.5 million in corporate equity; or (b) become cash flow positive on a monthly basis for at least two consecutive months.  For the purposes of the next sentence, each month the EBITDA of Eos for the 12-month period (the “LTM”) ended two months prior to the month of calculation. In the month in which the EBITDA of Eos for the LTM meets or exceeds any of $6 million, $12 million or $20 million, the Monthly Fee shall be adjusted to equal one-twelfth of ten percent of the LTM EBITDA. Such adjusted Monthly Fee shall remain in effect unless and until the LTM EBITDA rises or falls below the next higher or lower LTM EBITDA provided above, provided that the Monthly Fee shall in no event be reduced below $30,000.  Once deferred, Monthly Fees become payable, the amount of such deferred Monthly Fees will be paid in equal monthly installments of $15,000, in addition to the then-applicable Monthly Fee until all deferred Monthly Fee amounts have been paid in full. The amount due and owing to Mr. Konstant under the Plethora consulting agreement was $0 and $164,610 at December 31, 2014 and 2013, respectively.

(2) In order to secure Eos’ $600,000 Sharma Loan, Nikolas Konstant pledged and guaranteed some of his personal assets to secure the Sharma Loan. As consideration for Mr. Konstant’s pledge and guaranty, Eos issued to Plethora Enterprises 1,000,000 restricted shares of its common stock, with a fair market value estimated at $56,000 on February 15, 2012, the date of grant.

(3) Under Mr. Oring’s Director’s Agreement dated May 1, 2012, Mr. Oring is entitled to receive $1,000 per month in arrears until such time as the Company becomes cash flow positive.

(4) Equal to the fair value on the date of grant of 600,000 warrants. On June 23, 2013, the Company entered into an employment agreement with Martin Oring, who also acts as a director of the Company, in which Mr. Oring was appointed the Chief Executive Officer of the Company. In exchange for Mr. Oring’s services, he received a warrant to purchase 600,000 shares of restricted common stock of the Company at an exercise price of $2.50 with a five year term.  Fifty-thousand warrant shares vested each month the employment agreement remained in effect through June 30, 2014.  During 2014 and 2013, 300,000 and 300,000 respectively, of Mr. Oring’s warrants vested.

(5) Equal to the fair value on the date of grant of 600,000 warrants. On August 18, 2014, the Company and Mr. Oring entered into a new employment agreement in which Mr. Oring agreed to continue to act as the Company’s CEO in exchange for new warrants.  Pursuant to such new agreement, the Company issued to Mr. Oring warrants to purchase 600,000 shares of restricted common stock of the Company at an exercise price of $2.50 with a five year term.  Fifty thousand of the warrants vest immediately on the date of grant for Mr. Oring’s services provided in July 2014.  The remaining warrants vest in monthly installments of 50,000 commencing August 31, 2014 and continuing thereafter every month Mr. Oring’s employment agreement remains in effect.  During 2014, 300,000 of Mr. Oring’s warrants vested under the June 23, 2013 employment agreement, and 300,000 warrants vested under the August 18, 2014 employment agreement.

(6) Equal to the fair value on the date of grant of options to acquire 25,000 shares at an exercise price of $2.50. These options vested on May 1, 2012 and were set to expire on May 1, 2015.  Effective February 19, 2015, the expiration date was extended to May 1, 2016.  The options were given to Mr. Oring on May 1, 2012 in exchange for his services as a director of Eos.

(7) Under Mr. Mitola’s Director’s Agreement dated May 1, 2012, Mr. Mitola is entitled to receive $1,000 per month in arrears until such time as the Company becomes cash flow positive.

(8) Equal to the fair value on the date of grant of 200,000 shares of common stock, which vested in four equal installments, pursuant to a Services Agreement with Quantum dated July 1, 2012. Quantum’s managing member is John Mitola, who, at the time of execution of the agreement and now, is a member of the Board of Directors of Eos. Commencing in the first month following the earlier to occur of (i) Eos successfully raising a minimum of $2.5 million in equity financing; or (ii) Eos becoming cash flow positive on a monthly basis, Eos agreed pay Quantum a monthly fee of $5,000 per month, payable on the 15th day of each month (the “Monthly Retainer”). If the agreement has not been terminated by July 1, 2014 and Eos is cash flow positive at that time, the Monthly Retainer shall increase to $8,000 per month. Any Monthly Retainer payments to Quantum shall constitute prepayment of any success fee owed to Quantum. Quantum shall receive such success fees for providing services in support of certain future acquisition and/or financing projects of Eos, the parameters of which shall be set forth by Eos. The Quantum Agreement has been terminated.

(9) Equal to the fair value on the date of grant of options to acquire 25,000 shares at an exercise price of $2.50. These options vested on May 1, 2012 and were set to expire on May 1, 2015.  Effective February 19, 2015, the expiration date was extended to May 1, 2016. The options were given to Mr. Mitola on May 1, 2012 in exchange for his services as a director of Eos.

The following table provides information concerning outstanding equity awards for each of our Named Executive Officers outstanding as of December 31, 2014.  No options were exercised during 2014.

	Option Awards								Stock Awards
Name and principal position	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date		Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)		Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Martin B. Oring	25,000	(1)	-		-	2.50	May 1, 2016	(1)	-	-		-	-
Director, CEO	600,000	(2)	-		-	2.50	July 31, 2018	(2)	-	-		-	-
	300,000	(3)	300,000	(3)	-	2.50	July 31, 2019	(3)	300,000	1,950,000	(4)	-	-

John Mitola	25,000	(5)	-		-	2.50	May 1, 2016		-	-		-	-
Director, Secretary													-

__________________________
(1) Consists of options to acquire 25,000 shares of common stock at an exercise price of $2.50 per share. These options vested on May 1, 2012 and were set to expire on May 1, 2015.  Effective February 19, 2015, the expiration date was extended to May 1, 2016. The options were given to Mr. Oring on May 1, 2012 in exchange for his services as a director of the Company.

(2) Consists of warrants to acquire 600,000 shares of common stock at an exercise price of $2.50 per share. The warrants were granted to Mr. Oring on June 23, 2013 in exchange for his services as the Company’s CEO and they vested evenly over 12 months, with an expiration date of July 31, 2018.  300,000 of the warrants vested in 2013, and 300,000 vested in 2014.

(3) Consists of warrants to acquire 600,000 shares of common stock at an exercise price of $2.50 per share. The warrants were granted to Mr. Oring on August 18, 2014 in exchange for his services as the Company’s CEO. These warrants vest evenly over 12 months and expire on July 31, 2019. 300,000 of the warrants vested in 2014.

(4) The closing market price of the Company’s stock on December 31, 2014 was $6.50, which leads to the market value of the unvested warrant shares disclosed in the table above.

(5) Consists of options to acquire 25,000 shares of common stock at an exercise price of $2.50 per share. These options vested on May 1, 2012 and were set to expire on May 1, 2015.  Effective February 19, 2015, the expiration date was extended to May 1, 2016. The options were given to Mr. Mitola on May 1, 2012 in exchange for his services as a director of Eos.

Employment Agreements, Retirement Plans, Pension Plans and Saving Plans

We currently have three executive officers, however, only Martin Oring has an employment agreement in place with the Company.  Nikolas Konstant is the only executive officer who works full time for the Company. We do not have a retirement, pension or savings plan for management or employees at this time.

On June 23, 2013, the Company entered into an employment agreement with Martin Oring, who also acts as a director of the Company, in which Mr. Oring was appointed the Chief Executive Officer of the Company. In exchange for Mr. Oring’s services, he received a warrant to purchase 600,000 shares of restricted common stock of the Company at an exercise price of $2.50 with a five year term.  Fifty-thousand warrant shares vested each month the employment agreement remained in effect through June 30, 2014.  On August 18, 2014, the Company and Mr. Oring entered into a new employment agreement in which Mr. Oring agreed to continue to act as the Company’s CEO in exchange for new warrants.  Pursuant to such new agreement, the Company issued to Mr. Oring warrants to purchase 600,000 shares of restricted common stock of the Company at an exercise price of $2.50 with a five year term.  50,000 of the warrants vest immediately on the date of grant for Mr. Oring’s services provided in July 2014.  The remaining warrants shall vest in monthly installments of 50,000 commencing August 31, 2014 and continuing thereafter every month Mr. Oring’s employment agreement remains in effect.  As of April 28, 2015, 1,050,000 of Mr. Oring’s warrants have vested.

Equity-Based Incentive Compensation

Stock options are an important component of the total compensation of executive officers.  We believe that stock options align the interests of each executive with those of the stockholders.  They also provide executive officers a significant, long-term interest in our success and help retain key executive officers in a competitive market for executive talent.  The number of shares owned by, or subject to options held by, each executive officer is periodically reviewed and additional awards are considered based upon past performance of the executive and the relative holdings of other executive officers.  The option grants generally expire no later than five years from the date of grant.

On May 6, 2013, our stockholders approved two incentive plans, the 2013 Stock Incentive Award Plan for Employees and Service Providers (the “2013 Incentive Plan”) and the 2013 Stock Incentive Plan for Directors (the “Directors Plan”).  Both plans have been fully disclosed in the in the definitive Proxy Statement filed on April 11, 2013.   At present no awards have been granted under either plan, and there are no plans to do so in the immediate future. However, since we have been authorized by our stockholders to grant awards under both plans, the terms and conditions of both plans are summarized below.

For the year ended December 31, 2014, we granted Martin B. Oring, our Chief Executive Officer and President, warrants to purchase up to 600,000 shares of our common stock with an exercise price of $2.50 per share (based on the closing price of our common stock on the date of grant).  We granted these options to Mr. Oring in connection with his employment agreement, which was originally entered into on June 23, 2013, as renewed on August 18, 2014.  Except for Mr. Oring, there were no other equity awards granted to executive officers in 2014.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code limits the amount that we may deduct for compensation paid to certain other of our most highly compensated executive officers to $1 million per individual in any tax year, unless such compensation is exempt from the deduction limit. An exemption from this deduction limit is available for various forms of “performance-based” compensation.  While we cannot predict how the deduction limit may impact our executive compensation program in future years, our Board of Directors, acting as our Compensation Committee, intends to maintain an approach to executive compensation that strongly links pay to performance. While we have not adopted a formal policy regarding tax deductibility of compensation paid to our CEO and certain other of our most highly compensated executive officers, our Board of Directors intends to consider tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) as a factor in its compensation decisions. However, from time to time, we may provide compensation or grant equity awards to our executive officers that may not be deductible when, for example, we believe that such compensation is appropriate and in the best interests of our stockholders.

We account for the equity compensation awarded to our executive officers and other employees under ASC 718, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

We intend that our plans, arrangements and agreements will be structured and administered in a manner that complies with the requirements of Section 409A of the Code. Participation in, and compensation paid under our plans, arrangements and agreements may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A. If our plans, arrangements and agreements as administered fail to meet certain requirements under Section 409A, compensation earned thereunder may be subject to immediate taxation and tax penalties.

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

The Board of Directors, acting in its capacity as our Compensation Committee, has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on its review and discussion with management, the Board of Directors has determined that this Compensation Discussion and Analysis be included in this Proxy Statement.

/s/ The Compensation Committee
Nikolas Konstant
Martin B. Oring
John R. Hogg

Limitation of Liability of Directors

Nevada Revised Statutes provide that, subject to certain exceptions, or unless the articles of incorporation or an amendment thereto, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.  Our Articles of Incorporation do not contain a provision which provides for greater individual liability of our directors and officers.

Our Articles of Incorporation include provisions for limiting liability of our directors and officers under certain circumstances and for permitting indemnification of directors, officers and certain other persons, to the maximum extent permitted by applicable Nevada law, including that:

•
no director or officer is individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer, provided, that the foregoing clause will not apply to any liability of a director or officer for any act or failure to act for which Nevada law proscribes this limitation and then only to the extent that this limitation is specifically proscribed,

•	any repeal or modification of the foregoing provision will not adversely affect any right or protection of a director existing at the time of such repeal or modification,

•
we are permitted to indemnify our directors, officers and such other persons to the fullest extent permitted under Nevada law.  Our current Bylaws include provisions for the indemnification of our directors, officers and certain other persons, to the fullest extent permitted by applicable Nevada law, and

•
with respect to the limitation of liability of our directors and officers or indemnification of our directors, officers and such other persons, neither any amendment or repeal of these provisions nor the adoption of any inconsistent provision of our Articles of Incorporation, will eliminate or reduce the effect of these provisions, in respect of any matter occurring, or any action, suit or proceeding accruing or arising or that, but for these provisions, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Indemnification of Directors and Officers

Section 78.138(7) of the Nevada Revised Statutes, or NRS, provides, with limited exceptions, that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

•	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

•	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Section 78.7502 of the NRS permits the Registrant to indemnify its directors and officers as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

•	is not liable pursuant to NRS 78.138; or

•
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

•	is not liable pursuant to NRS 78.138; or

•	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

In addition, Section 78.751 of the NRS permits the Registrant to indemnify its directors and officers as follows:

1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by the stockholders,

•	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding,

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

•
does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

•	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own, directly or indirectly, more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC.  Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  Based solely upon a review of the copies of such forms furnished to us, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during 2014.

PRINCIPAL AUDITOR FEES AND SERVICES

The following table shows the fees paid or accrued by us for the audit and other services provided by Weinberg & Company, P.A., our independent auditors, for the years ended December 31, 2014, 2013 and 2012:

	2014	2013	2012

Audit Fees	$154,677	$171,000	$52,451
Audit-Related Fees	-	-	-
Tax Fees	$10,000	-	-
All Other Fees	-	-	-
Total	$164,677	$171,000	$52,451

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years, (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees,” (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning, and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Under applicable SEC rules, the Board of Directors, acting in its role as Audit Committee, is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence.  The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the SEC’s rules, the Board of Directors has reviewed and pre-approved all audit services provided by the independent auditors to us or any of our subsidiaries.

OTHER MATTERS

To the best knowledge, information and belief of the directors, there are no other matters which are to be acted upon at the Annual Meeting.  If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.

We have received no notice of any other items submitted for consideration at the Annual Meeting and except for reports of operations and activities by management, which are for informational purposes only and require no action of approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, management neither knows of nor contemplates any other business that will be presented for action by the stockholders at the Annual Meeting.  If any further business is properly presented at the Annual Meeting, the persons named as proxies will act in their discretion on behalf of the stockholders they represent.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has approved a rule governing the delivery of disclosure documents. This rule allows us to send a single copy of this Proxy Statement to any household at which two or more of our stockholders reside, if we believe that the stockholders are members of the same family.  Some banks, brokers and other intermediaries may be participating in this practice of “householding” Proxy Statements and annual reports.  This rule benefits both the Company and its stockholders at it reduces the volume of duplicate information received at a stockholder’s house and helps reduce our expenses.  Each stockholder, however, will continue to receive individual proxy cards or voting instruction forms.  Stockholders that have previously received a single set of disclosure documents may request their own copy by contacting their bank, broker or other nominee record holder.  We will also deliver a separate copy of this Proxy Statement to any stockholders upon request to: Eos Petro, Inc., 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067, Attn: Corporate Secretary.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS

You may submit proposals, including director nominations, for consideration at future annual meetings of stockholders, as follows:

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.  For a stockholder proposal to be considered for inclusion in our Proxy Statement for our next annual meeting of stockholders, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than the close of business on the day that is 120 days prior to April 30, 2016.  The proposal will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.  Although our Board of Directors will consider stockholder proposals, we reserve the right to omit from our Proxy Statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting.  Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to our Corporate Secretary not less than sixty (60) nor more than ninety (90) calendar days prior to the anniversary of our annual meeting.  To be timely for the next Annual Meeting of Stockholders, a stockholder’s notice must be delivered or mailed to and received by our Corporate Secretary at our principal executive offices between March 27, 2016 and April 26, 2016.  However, in the event that the annual meeting is called for a date that is not within thirty calendar days before or after the one-year anniversary of the date of our annual meeting, to be timely, notice by the stockholder must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by us fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which we publicly announce the date of such meeting.  In no event will the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as provided above.  A stockholder’s notice to our Corporate Secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting.

A stockholder’s notice to the Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

•	the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business,

•	the class and number of shares of the Corporation which are beneficially owned by the stockholder,

•	any material interest of the stockholder in such business, and

•	any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his capacity as a proponent to a stockholder proposal.

A stockholder’s notice to the Corporate Secretary with respect to a director nomination shall set forth as to each person the stockholder proposes to nominate as a director at the annual meeting:

(i)	as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director:

•	the name, age, business address and residence address of such person,

•	the principal occupation or employment of such person,

•	the class and number of shares of the Corporation which are beneficially owned by such person,

•
a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and

•
any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A and Rule 14a-11under the Exchange Act (including without limitation such person’s written consent to being named in the Proxy Statement, if any, as a nominee and to serving as a director if elected), and

(ii)           as to such stockholder giving notice,

•	the name and address, as they appear on our books, of the stockholder proposing such business,

•	the class and number of shares which are beneficially owned by the stockholder, and

•	any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his capacity as a proponent to a stockholder proposal.

Any stockholder who intends to present a proposal at the 2016 Annual Meeting of Stockholders must send the proposal via standard mail, overnight delivery or other courier service, to Eos Petro, Inc., 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067, Attn: Corporate Secretary.

The Board of Directors will consider all stockholder recommendations for candidates for the Board, which should be sent to the Board of Directors, c/o Corporate Secretary, Eos Petro, Inc., 1999 Avenue of the Stars, Suite 2520, Los Angeles, California 90067.

The Board of Directors will evaluate recommendations for Director nominees submitted by Directors, management or qualifying stockholders in the same manner, using the criteria stated above and discussed in the section entitled “Director Qualifications” above. All Directors and Director nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. At the discretion of the Committee, the process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Board of Directors.

NO INCORPORATION BY REFERENCE OF
CERTAIN PORTIONS OF THIS PROXY STATEMENT

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act or the Exchange Act, as amended, that might incorporate future filings made by us under those statutes, the Audit Committee Report and the Compensation Committee Report is not to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

APPROVAL OF THE BOARD OF DIRECTORS

The contents of the Proxy Statement have been approved and our Board of Directors has authorized the mailing thereof to our stockholders.

By Order of the Board of Directors

/s/ Nikolas Konstant
Nikolas Konstant
Chairman of the Board of Directors

Los Angeles, California
April 29, 2015

PROXY
EOS PETRO, INC.
ANNUAL MEETING
JUNE 25, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nikolas Konstant as proxyholder of the undersigned, with the full power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side hereof, all of the shares of the common stock of Eos Petro, Inc. held of record by the undersigned, which the undersigned may be entitled to vote, at the close of business on April 29, 2015, at the Annual Meeting of Stockholders of Eos petro, Inc. to be held on June 25, 2015, and any continuation(s), postponement(s) or adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 4, AND FOR A 3-YEAR TIMELINE ON PROPOSAL 3, AND AT THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 4, AND FOR A 3-YEAR TIMELINE ON PROPOSAL 3.

Address change/comments:

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side.)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
	The Board of Directors recommends a vote "FOR" the election of the Director Nominees under proposal 1:	☐ FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT					To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number of the nominee(s) on the line below.

(1)	Election of Directors Nominees						____________________________
	01 – Nikolas Konstant 04 – John Mitola	02 – Martin B. Oring 05 – Sudhir Vasudeva					03 – John R. Hogg

The Board of Directors recommends a vote "FOR" proposals 2 and 4, and “FOR” a 3-year timeline on proposal 3:
(2)	To provide a non-binding advisory vote approving our executive compensation.
	☐ FOR ☐	AGAINST	☐	ABSTAIN

(3)	To provide a non-binding advisory vote on the proposed timeline for seeking executive compensation advisory votes in the future.
	☐ 3 Years ☐	2 Years	☐	1 Year	☐	ABSTAIN

(4)	To ratify the appointment of Weinberg & Company, P. A., as our independent registered public accounting firm the year ending December 31, 2015.
	☐ FOR ☐	AGAINST	☐	ABSTAIN

	For address change/comments, mark here.	☐
Please indicate if you plan to attend this meeting ☐ YES ☐ NO

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Dated: , 2015

Signature (PLEASE SIGN WITHIN THE BOX)

Signature (Joint Owners)